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Exhibit 23.1

Independent Auditors' Consent

        We consent to incorporation by reference in the registration statements (No. 333-106804 and 333-107609) of our report dated March 19, 2004, relating to the balance sheet of Pacific Energy GP, Inc. as of December 31, 2003, which report appears in the Form 8-K of Pacific Energy Partners, L.P. dated March 23, 2004.

Los Angeles, California
March 23, 2004

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Independent Auditors' Consent